EXHIBIT 99.1

SUBSCRIPTION AGREEMENT

FirstBingo.com
488 Huron Street
Toronto, Ontario
Canada M5R 2R3

Dear Sirs:

Concurrent with execution of this Agreement, the undersigned (the "Purchaser") is purchasing ________________ shares of Common Stock of FirstBingo.com (the "Company") at a price of $2.65 per Share (the "Subscription Price").

Purchaser hereby confirms the subscription for and purchase of said number of Shares and hereby agrees to pay herewith the Subscription Price for such Shares.

Purchaser further confirms that Richard L. Wachter and/or Thomas M. Sheppard solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Richard L. Wachter and/or Thomas M. Sheppard.

MAKE CHECK PAYABLE TO: FirstBingo.com.

Executed this _____ day of ________________, _______, at _____________________ (Street Address), ___________________ (City), _________________ (State) ________ (Zip/Postal Code).

___________________________________ Signature of Purchaser

___________________________________ Printed Name of Purchaser

___________________________________ Social Security Number/ Tax I.D.

Number of Shares Purchased __________________________		Total Subscription Price ________________________

Form of Payment:	Cash ____________	Check# ___________	Other ____________

ACCEPTED THIS _____ DAY OF ________________, _______.

FirstBingo.com

BY:	____________________________________
Title: _______________________________